EXHIBIT 99.2

WAFERGEN BIO-SYSTEMS, INC.

Unaudited Pro Forma Condensed Consolidated Financial Information

December 31, 2013

WAFERGEN BIO-SYSTEMS, INC.

Unaudited Pro Forma Condensed Consolidated Financial Information
December 31, 2013

WAFERGEN BIO-SYSTEMS, INC.

Unaudited Pro Forma Condensed Consolidated Financial Information
December 31, 2013

Overview

On January 6, 2014, WaferGen Bio-systems, Inc. (the “Company”) completed its acquisition of certain operational assets and certain liabilities relating to the product line of IntegenX Inc. used in connection with developing, manufacturing, marketing and selling instruments and reagents relating to library preparation for next generation sequencing, including the Apollo 324TM instrument and the PrepXTM reagents (the “Apollo Product Line”), pursuant to an Asset Purchase Agreement dated January 6, 2014. The Company has prepared the Unaudited Pro Forma Condensed Consolidated Balance Sheet with the assumption that the date of acquisition was December 31, 2013, for a total purchase price of approximately $3.5 million.

The Company’s Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2013, is based on the historical audited Condensed Consolidated Balance Sheet of the Company as of December 31, 2013, combined with the audited Statement of Assets Acquired and Liabilities Assumed of the Apollo Product Line as of December 31, 2013, after giving effect to the Company’s acquisition of the Apollo Product Line on December 31, 2013, and includes the assumptions and adjustments as described in the accompanying notes hereto. The Company’s Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2013, is based on the historical audited Condensed Consolidated Statement of Operations of the Company for the year ended December 31, 2013, combined with the audited Statement of Revenues and Direct Expenses of the Apollo Product Line for the year ended December 31, 2013, after giving effect to the Company’s acquisition of the Apollo Product Line as if it had occurred on January 1, 2013, and includes the assumptions and adjustments as described in the accompanying notes hereto.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the acquisition of the Apollo Product Line had occurred on December 31, 2013. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2013, assumes the acquisition of the Apollo Product Line was completed on January 1, 2013. The Unaudited Pro Forma Condensed Consolidated Financial Information contained in this Form 8-K/A is presented for illustrative purposes only, contains a variety of adjustments, assumptions and preliminary estimates, is subject to numerous other uncertainties and does not reflect what the combined entity’s financial position or results of operations would have been had the acquisition been completed as of the dates assumed for purposes of that pro forma financial information, nor does it reflect the financial position or results of operations of the combined company following the acquisition. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document.

WAFERGEN BIO-SYSTEMS, INC.

Unaudited Pro Forma Condensed Consolidated Financial Information
December 31, 2013

The Unaudited Pro Forma Condensed Consolidated Financial Information has been prepared using the acquisition method of accounting. The estimated fair values of the acquired assets and assumed liabilities as of the date of acquisition, which are based on estimates and assumptions of the Company and the consideration paid, are reflected therein. As explained in more detail in the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet, the total purchase price of approximately $3.5 million to acquire the Apollo Product Line has been allocated to the assets acquired and assumed liabilities based upon preliminary estimated fair values at the date of acquisition. Independent valuation specialists are conducting analyses in order to assist management of the Company in determining the fair values of the acquired assets and liabilities assumed. The Company’s management is responsible for these internal and third party valuations and appraisals. The Company is continuing to finalize the valuations of these net assets. The fair value allocation consists of preliminary estimates and analyses and is subject to change upon the finalization of the appraisals and other valuation analyses, which will be completed during the one year measurement period following the acquisition date. Although the final determination may result in asset and liability fair values that are different from the preliminary estimates of these amounts included herein, it is not expected that those differences will be material to an understanding of the impact of this transaction on the financial results of the Company.

The Unaudited Pro Forma Condensed Consolidated Financial Information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Apollo Product Line that are included in this Form 8-K/A and the historical financial statements of the Company.

WAFERGEN BIO-SYSTEMS, INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
December 31, 2013

			Pro Forma		WaferGen
	WaferGen	Apollo	Adjustments		Bio-systems, Inc.
	Bio-systems, Inc.	Product Line	(Note 3)	Notes	Pro forma

Assets
Current assets:
Cash and cash equivalents	$10,708,646	$—	$(2,000,000)	(a)	$8,708,646
Accounts receivable, net	367,266	—	—		367,266
Inventories, net	292,650	449,914	(37,914)	(b)	704,650
Prepaid expenses and other current assets	350,540	—	—		350,540
Total current assets	11,719,102	449,914	(2,037,914)		10,131,102

Property and equipment, net	269,618	38,756	79,244	(c)	387,618
Intangible assets, net	—	—	1,860,000	(d)	1,860,000
Goodwill	—	—	1,170,303	(e)	1,170,303
Other assets	42,209	—	—		42,209

Total assets	$12,030,929	$488,670	$1,071,633		$13,591,232

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$980,887	$—	$—		$980,887
Accrued payroll and related costs	289,053	60,303	—		349,356
Other accrued expenses	1,143,335	—	104,656	(f)	1,247,991
Total current liabilities	2,413,275	60,303	104,656		2,578,234

Other liabilities
Long-term debt	1,683,942	—	1,100,000	(g)	2,783,942
Long-term liabilities	—	—	400,000	(h)	400,000
Derivative liabilities	9,147,507	—	—		9,147,507
Total liabilities	13,244,724	60,303	1,604,656		14,909,683

Commitments and contingencies

Stockholders’ equity (deficit)
Preferred Stock	13,595,662	—	—		13,595,662
Common stock	66,028,712	428,367	(428,367)	(i)	66,028,712
Accumulated deficit	(80,838,169)	—	(104,656)	(f)	(80,942,825)
Total stockholders’ equity (deficit)	(1,213,795)	428,367	(533,023)		(1,318,451)
Total liabilities and stockholders’ equity (deficit)	$12,030,929	$488,670	$1,071,633		$13,591,232

See notes to unaudited pro forma condensed consolidated financial information.

WAFERGEN BIO-SYSTEMS, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2013

			Pro Forma		WaferGen
	WaferGen	Apollo	Adjustments		Bio-systems, Inc.
	Bio-systems, Inc.	Product Line	(Note 3)	Notes	Pro Forma
Revenue:
Product	$846,414	$2,940,839	$—		$3,787,253
License and royalty	458,333	—	—		458,333

Total Revenue	1,304,747	2,940,839	—		4,245,586

Cost of product revenue	574,195	1,358,258	—		1,932,453

Gross profit	730,552	1,582,581	—		2,313,133

Operating expenses:
Sales and marketing	2,240,116	1,235,325	—		3,475,441
Research and development	5,399,775	478,136	—		5,877,911
General and administrative	3,013,104	570,727	(45,126)	(j)	3,538,705
Depreciation and amortization	—	73,346	350,554	(k)	423,900

Total operating expenses	10,652,995	2,357,534	305,428		13,315,957

Operating loss	(9,922,443)	(774,953)	(305,428)		(11,002,824)

Other income and (expenses):
Interest income	3,091	—	—		3,091
Interest expense	(2,880,718)	—	—		(2,880,718)
Gain (loss) on revaluation of derivative liabilities, net	(506,195)	—	—		(506,195)
Gain on settlement of derivative liability	1,012,351	—	—		1,012,351
Loss on extinguishment of debt	(4,970,410)	—	—		(4,970,410)
Issuance of warrants due to organic change	(2,553,318)	—	—		(4,970,410)
Gain on liquidation of subsidiary	3,386,297	—	—		3,386,297
Miscellaneous income (expense)	171,414	—	—		171,414

Total other income and (expenses)	(6,337,488)	—	—		(6,337,488)

Net loss before provision for income taxes	(16,259,931)	(774,953)	(305,428)		(17,340,312)

Provision for income taxes	6,341	—	—		6,341

Net loss	(16,266,272)	(774,953)	(305,428)		(17,346,653)

Accretion on Series 1 convertible preferred stock associated with beneficial conversion feature	(898,623)	—	—		(898,623)
Series A-1 preferred dividend	(547,171)	—	—		(547,171)

Net loss attributable to common stockholders	$(17,712,066)	(774,953)	$(305,428)		$(18,792,447)

Net loss per share – basic and diluted	$(5.82)				$(6.17)

Shares used to compute net loss per share – basic and diluted	3,045,266				3,045,266

See notes to unaudited pro forma condensed consolidated financial information.

WAFERGEN BIO-SYSTEMS, INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
December 31, 2013

(1)         Description of the Transaction and Basis of Presentation

On January 6, 2014, WaferGen Bio-systems, Inc. and subsidiaries (collectively, the “Company”) completed its acquisition of certain operational assets and certain liabilities relating to the product line of IntegenX Inc. used in connection with developing, manufacturing, marketing and selling instruments and reagents relating to library preparation for next generation sequencing, including the Apollo 324TM instrument and the PrepXTM reagents (the “Apollo Product Line”), pursuant to an Asset Purchase Agreement dated January 6, 2014. The Company has prepared the Unaudited Pro Forma Condensed Consolidated Balance Sheet with the assumption that the date of acquisition was December 31, 2013, for a total purchase price of approximately $3.5 million.

The acquisition has been accounted for using the acquisition method of accounting under generally accepted accounting principles in the United States of America (“U.S. GAAP”). Under the acquisition method of accounting, the total purchase price is allocated to the tangible and intangible acquired assets and assumed liabilities of the Apollo Product Line, based on their respective preliminary estimated fair values as of the date of acquisition.

The Financial Statements of the Apollo Product Line are Abbreviated Financial Statements prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission (“SEC”) and are not intended to be a complete presentation of the financial position or the results of operations of the Apollo Product Line. These Abbreviated Financial Statements are not indicative of the Apollo Product Line’s operations going forward because of changes in the business and the omission of various operating expenses.

The Company has prepared the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of the date of acquisition, using the acquisition method of accounting. The estimated fair values of the acquired assets and assumed liabilities as of the date of acquisition, which are based on estimates and assumptions of the Company, the consideration paid and the entries to record the direct transaction costs incurred are reflected within the pro forma adjustment entries. The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the acquisition as if it had occurred on December 31, 2013. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2013, assumes the acquisition of the Apollo Product Line was completed on January 1, 2013. See note 2 for information on the Company’s preliminary allocation of the estimated purchase price.

(2)         Preliminary Purchase Price Allocation

For purposes of the Unaudited Pro Forma Condensed Consolidated Balance Sheet, the approximate $3.5 million purchase price has been allocated based upon a preliminary estimate of the fair value of assets acquired and liabilities assumed. The determination of the estimated fair value required management to make significant estimates and assumptions. These estimates and assumptions of the fair value allocation are preliminary and subject to change upon the finalization of the appraisals and other valuation analyses, which are in the process of being completed. Independent valuation specialists are conducting a valuation to assist management of the Company in determining the estimated fair values of intangible assets. The Company’s management is responsible for these internal and third party valuations and appraisals.

WAFERGEN BIO-SYSTEMS, INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
December 31, 2013

The preliminary estimated allocation of the fair values as of December 31, 2013, is as follows:

Purchase Price
Cash paid	$2,000,000
Promissory note	1,100,000
Contingent Earnouts	400,000

Total purchase price	$3,500,000

Preliminary Purchase Price Allocation
Net tangible assets	$469,697
Identified intangibles	1,860,000
Goodwill	1,170,303

$3,500,000

(3)         Pro Forma Adjustments

The Pro Forma Adjustments within the Unaudited Pro Forma Condensed Consolidated Balance Sheet represent the adjustments to the historical carrying amounts as of December 31, 2013 for certain assets acquired and assumed liabilities of the Apollo Product Line to reflect the preliminary purchase price allocation to assets and liabilities as of the date of acquisition. The Pro Forma Adjustments within the Unaudited Pro Forma Condensed Consolidated Statement of Operations represent the adjustments to reflect the date of acquisition as if it had occurred on January 1, 2013.

Adjustments included in the column under the heading “Pro Forma Adjustments” relate to the following:

(a)	Represents the cash paid on the date of acquisition, as summarized in note 2.

(b)	Represents the purchase accounting adjustments related to assigning a fair value to the acquired inventory on the date of acquisition of $412,000.

(c)	Represents the purchase accounting adjustments related to assigning a fair value to the acquired property and equipment on the date of acquisition of $118,000.

(d)	Represents the fair value of the identified intangible assets on the date of acquisition, as summarized in note 2.

(e)	Represents the fair value of goodwill on the date of acquisition, as summarized in note 2.

(f)	Represents the direct incremental costs of the acquisition which are not yet reflected in the historical financial statements of either the Company or the Apollo Product Line.

(g)	Represents the fair value of the Note Payable to IntegenX on the date of acquisition, as summarized in note 2.

WAFERGEN BIO-SYSTEMS, INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
December 31, 2013

(h)	Represents the fair value of the contingent Earnouts payable to IntegenX on the date of acquisition, as summarized in note 2.

(i)
Represents the elimination of the Apollo Product Line’s net asset position based on historic U.S. GAAP which, for purposes of the Unaudited Pro Forma Condensed Balance Sheet, has been reflected in common stock.

(j)
Represents the direct incremental costs of the acquisition incurred by the Company through December 31, 2013. These costs have not been included in the Pro Forma Condensed Consolidated Statement of Operations because they are non-recurring.

(k)
Represents the additional depreciation and amortization expense that the Company anticipates incurring as a result of the adjustment to the carrying value of the Apollo Product Line assets to their fair value as described in note 2. The Company expects to depreciate the fair value of the purchased property and equipment over the estimated useful lives of 3 years, and expects to amortize the fair value of the identified intangibles of $1.86 million acquired on a straight line basis over their estimated useful lives of between 3 and 6 years. Upon finalization of the asset valuations, specific useful lives will be assigned to the acquired assets, and depreciation and amortization will be adjusted accordingly. The Company does not expect to have any identifiable intangibles with indefinite lives.